Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our Reports, dated March 11, 2008, included in Beach First National Bancshares’ Annual Report, into the Form 10-K for the year ended December 31, 2007.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

March 13, 2008

Columbia, South Carolina